Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Natixis ETF Trust II of our report dated September 1, 2020, relating to the financial statements of Natixis U.S. Equity Opportunities ETF, Natixis Vaughan Nelson Select ETF and Natixis Vaughan Nelson Mid Cap ETF, which appears in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 2, 2020